Exhibit 1.1

Kayne Anderson BDC, Inc.

Up to $150,000,000

Shares of Common Stock

(par value $0.001 per share)

EQUITY DISTRIBUTION AGREEMENT

March 31, 2026

[•]

Ladies and Gentlemen:

Kayne Anderson BDC, Inc., a Delaware corporation (the “Company”), and KA Credit Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), confirm their agreement (this “Agreement” or the “Distribution Agreement”) with [•] (the “Manager” or the “Distribution Manager”), as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”) on the terms set forth in Section 4 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Securities.”

The Company has also entered into separate equity distribution agreements (each, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), dated of even date herewith, with each of the entities listed on Schedule A hereto, as sales agent and/or principal (each, an “Alternative Manager” and collectively, the “Alternative Managers”). The Company agrees that whenever it determines to sell the Securities directly to the Manager or an Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement” or “Alternative Terms Agreement”, respectively) in substantially the form of Annex I hereto, with such changes agreed to in writing by and between the Company and the respective Manager or Alternative Manager, relating to such sale in accordance with Section 4 of this Agreement. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Manager and the Alternative Managers are sometimes hereinafter referred to as the “Distribution Managers.”

The aggregate offering price for the Securities that may be sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-294788), including a related base prospectus (the “Base Prospectus”), relating to the registration of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Act”), which registration statement became effective upon filing with the Commission on March 31, 2026. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission promulgated under the Act (such provisions, the “Act Regulations”) and Rule 424(b) of the Act Regulations. The information included or incorporated by reference in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as part thereof and any Rule 430B Information contained in the Prospectus Supplement subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the Act Regulations, is herein called the “Registration Statement.” The Base Prospectus, together with the Prospectus Supplement in the form filed by the Company with the Commission pursuant to Rule 424(b) on or before the second business day after the date hereof (or such earlier time as may be required under the Act) is herein called the “Prospectus.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the Act or such other rule under the Act as may be applicable to the Company, shall be deemed to mean and include, without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into an Investment Advisory Agreement, dated February 5, 2021, as amended on November 8, 2022, and as further amended and restated on March 6, 2024 (the “Investment Advisory Agreement”), with the Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01363) was filed with the Commission on February 5, 2021 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:

(a)           The Company has prepared and filed with the Commission the Registration Statement, including the related Base Prospectus, for registration under the Act of the offering and sale of certain securities of the Company, including the Securities. Such Registration Statement, including any post-effective amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective, and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the Act, and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information in connection with the Registration Statement has been complied with. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Act or such other Act rule as may be applicable to the Company, one or more amendments thereto, each of which has previously been furnished to the Manager. The Company will file with the Commission the Prospectus Supplement (including the accompanying Base Prospectus) relating to the Securities in accordance with Rule 424(b) under the Act, or such other Act rule as may be applicable to the Company, including all documents incorporated or deemed to be incorporated therein by reference pursuant to the rules or regulations of the Commission. As filed, such Prospectus Supplement (including the accompanying Base Prospectus), shall contain all information required by the Act and the Investment Company Act, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Securities pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 4(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Securities, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the Act;

(b)           On the effective date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Act, or such other Act rule as may be applicable to the Company, as of the date that it is filed with the Commission, the date of the Prospectus, as of each Time of Sale, at each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Securities, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Investment Company Act; on the effective date, at the Execution Time and, as amended or supplemented, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Securities, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at no time during the period that begins on the date of the Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered in connection with any sale of Securities did or will the Prospectus, as then amended or supplemented, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the name and address of the Manager set forth in the last paragraph under the heading “Plan of Distribution” in the Prospectus Supplement. The Commission has not issued any order preventing or suspending the use of the Prospectus;

(c)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) at the time they were or hereafter are filed with the Commission, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)           The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and has or had the corporate power and authority to execute and deliver this Agreement and the Investment Advisory Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operation, or prospects of the Company and its subsidiaries (the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(e)           The Company does not own any real property;

(f)           The Company’s only Subsidiaries that were consolidated with the Company for financial reporting purposes under GAAP as of December 31, 2025, are those listed on Schedule C hereto; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, and has the power and authority to conduct its business as described in the Registration Statement and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties; the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(g)           The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same;

(h)           This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, provided, however, that each of the Company and the Adviser makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(i)           No person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(j)           Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the charter, bylaws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Statement and the Prospectus;

(k)           No approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement or any Terms Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been made or obtained and such as may be required under the Act, the Act Regulations, the Investment Company Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(l)           Each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Consents or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m)           All legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that would be required to be described in the Registration Statement or the Prospectus or that would be required to be filed as exhibits to the Registration Statement or the Prospectus if the Securities were offered pursuant to a registration under the Act, have been so described in the Registration Statement or the Prospectus;

(n)           Except as disclosed in the Registration Statement and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(o)           PricewaterhouseCoopers LLP (“PwC”), whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included or incorporated by reference in the Registration Statement and in the Prospectus, is an independent registered public accounting firm as required by the Act;

(p)           The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included in the Registration Statement and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Registration Statement and the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(q)           Subsequent to the date of the most recent financial statements contained in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(r)           Each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(s)           Each of the Company and the Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(t)           The Company maintains insurance covering its operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company reasonably expects such insurance will be fully in force at any Representation Date (as defined herein);

(u)           The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement and the Prospectus fairly present the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting; since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, including material information pertaining to the Company’s and its Subsidiaries’ operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, any of its Subsidiaries and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(w)           Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this paragraph;

(x)           The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement and the Prospectus from such sources to the extent required;

(y)           (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(z)           (A) No person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of the Distribution Manager;

(aa)         The Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the corporate charter and bylaws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies; the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 7(a) hereof with Section 17(i) of the Investment Company Act;

(bb)         The Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(cc)         (A) At the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer; and (B) the Company was or is (as the case may be) a “well-known seasoned issuer,” as defined in Rule 405, at the times specified in the Act in connection with the offering of the Securities;

(dd)         (A) Each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (B) has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(ee)         The operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including financial recordkeeping and reporting requirements, and including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no inquiry, action, suit or proceeding by or before any court or governmental agency, authority, body or arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and each of the Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws (as defined below), the Anti-Money Laundering Laws, Sanctions (as defined below), and with the representations and warranties contained herein;

(ff)         (A) Neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person or government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other applicable anti-corruption law, regulation, order, decree or directive having the force of law relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); (B) no inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened; (C) the Company and each of its Subsidiaries and affiliates have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (D) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws;

(gg)         (A) Neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any affiliate, representative or agent of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(i)            the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Sudan);

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is or whose government is, the subject of Sanctions;

(ii)           to fund or facilitate any money laundering or terrorist financing activities; or

(iii)          in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(C) the Company and each of its Subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions;

(hh)         The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii)           There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; and

(jj)         The Company represents and agrees that, without the prior consent of the Manager, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Securities (the materials and information referred to in this Section 2(jj)(ii) are herein referred to as an “Additional Disclosure Item”).

SECTION 3.           Representations and Warranties of the Adviser. The Adviser represents and warrants to and agrees with the Manager that:

(a)           The Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization, prospects or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect”);

(b)           The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration of the Adviser with the Commission;

(c)           There are no actions, suits, claims, proceedings or, to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser, or to the knowledge of the Adviser, any of its respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(d)           The Adviser is not (A) in violation of its certificate of incorporation or limited liability company operating agreement, or (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the limited liability company operating agreement of the Adviser or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease contract or other agreement or instrument to which the Adviser is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the Adviser’s limited liability company operating agreement, (ii) other organizational documents of the Adviser, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iv) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (iii) and (iv), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect;

(e)           This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Adviser; this Agreement and the Investment Advisory Agreement constitute valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(f)           The descriptions of the Adviser contained in the Registration Statement and the Prospectus are true, accurate and complete in all material respects;

(g)           The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under this Agreement and with respect to the Investment Advisory Agreement;

(h)           Subsequent to the date of the most recent financial statements contained in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser;

(i)           The Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, have an Adviser Material Adverse Effect;

(j)           The Adviser has not, and to the knowledge of the Adviser, none of its respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(k)           The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser plans to terminate employment with the Company or the Adviser or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not have an Adviser Material Adverse Effect;

(l)           The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement, as applicable, is executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(m)           The operations of the Adviser is and has been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including financial recordkeeping and reporting requirements, and including those of the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, and the applicable anti-money laundering statutes of jurisdictions where the Adviser and each of its subsidiaries conduct business the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Adviser Anti-Money Laundering Laws”), and no inquiry, action, suit or proceeding by or before any court or governmental agency, authority, body or arbitrator involving the Adviser with respect to the Adviser Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened. The Adviser has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Law, Adviser Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein;

(n)           (A) Neither the Adviser nor any director, officer or employee thereof, nor to the Adviser’s knowledge, any agent or representative of the Adviser, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person or Government Official in order to influence official action, or to any person in violation of the Anti-Corruption Laws; (B) no inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Adviser, threatened; (C) the Adviser has conducted and will conduct its business in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (D) the Adviser, will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws;

(o)           (A) Neither the Adviser, nor any director, officer or employee thereof, nor to the Adviser’s knowledge, any affiliate, representative or agent of the Adviser is a Person that is, or is owned or controlled by one or more Persons that are:

(i)            the subject of any Sanctions, or

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Sudan);

(B) The Adviser will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii)           to fund or facilitate any money laundering or terrorist financing activities; or

(iii)          in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Adviser Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(C) The Adviser has not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

SECTION 4.         Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms.

(i)           Each time that the Company wishes to issue and sell Securities on any day that is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), it will instruct the Manager by telephone of the parameters in accordance with which it desires Securities to be sold, which shall at a minimum include the number of Securities to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Securities that may be sold in any one day (a “Placement Notice”). If the Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”) confirming all of the parameters of the Placement or setting forth the terms it is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by any of the Authorized Company Representatives of the email notice from the Manager or upon receipt by the Manager of the Company’s Acceptance, as the case may be, unless and until (A) the entire amount of the Securities covered by the Placement Notice have been sold, (B) in accordance with Section 4(a)(ii) hereof, the Company suspends or terminates the Placement Notice, (C) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (D) this Agreement has been terminated under the provisions of Section 10. Subject to the terms and conditions hereof (including, without limitation, the accuracy of the representations and warranties of the Company and the Adviser, the performance by the Company of its covenants and other obligations contained herein and the satisfaction of additional conditions specified in Section 6) the Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to offer and sell all of the Securities designated in the Placement Notice; provided, however, that the Manager shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Manager shall have no such obligation in the event an offer or sale of the Securities on behalf of the Company may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act or (2) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (1) and (2) are hereinafter referred to as “At the Market Offerings”).

(ii)           Notwithstanding the foregoing, the Company or the Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Securities pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice.

(iii)           The Manager hereby covenants and agrees not to make any sales of the Securities on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Securities on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.

(iv)           The gross sales price of any Securities sold pursuant to this Agreement by the Manager acting as sales agent of the Company shall be equal to, in the discretion of the Manager, the market price prevailing at the time of sale for the Securities sold by the Manager on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Securities may be sold). The compensation to the Manager, as an agent of the Company, for sales of the Securities shall be up to 1.5% of the gross sales price of the Securities sold pursuant to this Section 4(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Securities to the Manager as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, and any taxes described in clause (iii) of Section 5(o) imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”).

(v)           The Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on the NYSE each day in which the Securities are sold under this Section 4(a) setting forth the aggregate amount of the Securities sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales. If requested in the Placement Notice, the Manager shall provide written confirmation to the Company’s transfer agent (at the address set forth in the Placement Notice) of the aggregate amount of the Securities sold on such day, at the time the Company is sent such information.

(vi)           Settlement for sales of the Securities pursuant to this Section 4(a) will occur on the first Trading Day following the date on which such sales are made (provided that, if such first Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company and the Manager (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Securities sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by electronically transferring the Securities by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Securities on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Securities through DWAC for purposes of this Section 4(a)(vi).

(vii)           At each Time of Sale, Settlement Date and Representation Date (as defined in Section 5(s) hereof), the Company and the Adviser shall be deemed to have affirmed their respective representations and warranties contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and the Adviser herein, to the performance by the Company and the Adviser of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)           If the Company wishes to issue and sell the Securities other than as set forth in Section 4(a) of this Agreement, it may elect, in its sole discretion, to notify the Manager of the proposed terms of such sale. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Manager in connection with the offer and sale of any of the Company’s securities, including shares of its Common Stock, whether in connection with an underwritten offering or otherwise.

(c)           In the event the Company engages the Manager for a sale of Securities that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation and deliverables that are customary for the Manager with respect to such transactions.

(d)         (i)         Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds or the aggregate number of the Securities sold pursuant to this Agreement and any Alternative Equity Distribution Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement and any Alternative Equity Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities (1) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing and (2) at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from the Company’s stockholders and the Company’s board of directors or a duly authorized committee thereof as required by the Investment Company Act, and notifies the Manager in writing. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 4(d) on the number and the price of the Securities to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance. The Manager shall have no responsibility for maintaining records with respect to the Securities available for sale under the Registration Statement.

(ii)           If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, it shall promptly notify the other parties and sales of the Securities under this Agreement and any Alternative Equity Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Manager (which such request may be by electronic mail), the Manager shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(e)           Each sale of the Securities to or through the Manager or any Alternative Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement, or the respective Alternative Equity Distribution Agreement or, if applicable, an Alternative Terms Agreement, as applicable. The commitment of the Manager to purchase the Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Adviser herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Securities to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Securities, any provisions relating to the granting of an option to purchase additional Securities, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by the Manager.

(f)           Subject to such further limitations on offers and sales of Securities or delivery of instructions to offer and sell Securities as are set forth herein, and as may be mutually agreed upon by the Company and the Manager, offers and sales of Securities pursuant to this Agreement shall not be requested by the Company and need not be made by the Manager or any Alternative Manager at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.

(g)           The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Securities, (ii) the Manager will not incur any liability or obligation to the Company or any other person or entity if such Manager does not sell Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities in accordance with the terms of this Agreement and (iii) the Manager shall not be under any obligation to purchase Securities on a principal basis pursuant to this Agreement except as otherwise specifically agreed in writing by the Manager and the Company. For purposes of clarification, the Manager shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Manager and ending upon the suspension or termination of such Placement Notice or the completion of the sale of Securities in accordance with such Placement Notice.

(h)           The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Securities or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the Act) shall only be effected by or through the Manager or an Alternative Manager, but in no event may more than one Distribution Manager be selling Shares under the Distribution Agreements on any single given day, and the Company shall in no event request that more than one Distribution Manager sell Securities on the same day. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to engage additional Distribution Managers subsequent to the date hereof. The Company will notify the Manager and the Alternative Managers in the event that it engages one or more additional Distribution Managers subsequent to the date hereof and Schedule A hereto shall be deemed to incorporate by reference the names of each of the Distribution Managers (other than the Manager) listed on Schedule A of the Distribution Agreements subsequently entered into by the Company and such additional Distribution Managers.

SECTION 5.           Covenants of the Company. The Company agrees with the Manager:

(a)           The Company, subject to Section 5(b), will comply with the requirements of Rule 415, Rule 430B and Rule 424, in connection with the sale of the Securities, and will notify the Manager immediately, and confirm the notice in writing, (i) when, during any period that a prospectus relating to the Securities is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus or of any proceeding under Section 8A of the Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Securities is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company shall notify the Manager promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Prospectus and each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424 under the Act, within the time period prescribed.

(c)           Reserved.

(d)           The Company shall make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time shall furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)           The Company will use its commercially reasonable efforts to comply with the Act so as to permit the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the Act or the Exchange Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus, or any document incorporated by reference therein, comply with such requirements, and use its reasonable efforts to cause any amendment to the Registration Statement to be declared effective by the Commission as soon as possible. The Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.

(f)           The Company will use its commercially reasonable efforts, in cooperation with the Manager, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications in effect for as long as the Manager reasonably requests; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act

(h)           The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i)           The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the NYSE.

(j)           At any time during the pendency of a Placement Notice, the Company shall not, and will not publicly disclose the intention to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including without limitation, any options, warrants or other rights to purchase Common Stock) or file any registration statement under the Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case without giving the Manager at least two Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. The foregoing sentence shall not apply to (A) the Securities to be offered and sold to the Manager or any Alternative Manager pursuant to this Agreement or any Terms Agreement, Alternative Equity Distribution Agreement or Alternative Terms Agreement, as applicable, (B) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to existing dividend reinvestment plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (E) any shares of Common Stock issued to directors in lieu of directors’ fees, and any registration related thereto or (F) the issuance by the Company of any shares of Common Stock as consideration for any strategic acquisitions. In the event that notice of a proposed sale is provided by the Company pursuant to this subsection (j), the Manager will suspend activity under this Agreement for such period of time as requested by the Company or as may be deemed appropriate by the Manager.

(k)           The Company, during the term of this Agreement, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the Company’s board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(l)            During the term of this Agreement, the Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, for each full fiscal year during which it is a business development company under the Investment Company Act.

(m)          The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (ii) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(n)           If, at the time the Registration Statement can no longer be used by the Company in accordance with the rules and regulations of the Commission, this Agreement is still in effect or any Securities purchased by the Manager as principal remain unsold, the Company will promptly file a new registration statement relating to the Securities on a proper form (including, if it is eligible to do so, an automatic shelf registration statement) in form and substance satisfactory to the Manager. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(o)           The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the printing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the issuance and delivery of the Securities through or to the Manager, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities through or to the Manager, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisors, (v) the reasonable fees and expenses of counsel to the Manager and any Alternative Managers (which shall be one outside counsel unless otherwise agreed by the Company), provided, however, that the amount payable by the Company pursuant to this subsection (v) and any corresponding section of any Alternative Equity Distribution Agreements with respect to the reasonable fees and expenses of the counsel shall not exceed, (A) in the aggregate, $100,000 arising out of executing this Agreement and any Alternative Equity Distribution Agreements and the filing of the Prospectus Supplement and (B) in an aggregate amount not to exceed $20,000 per each quarter thereafter (solely for any quarter that includes a Representation Date), (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of Blue Sky Surveys and any supplement thereto, (vii) the printing and delivery to the Manager of copies of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Manager of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) if applicable, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Securities up to $10,000, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. Except as set forth herein, the Manager will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

(p)           The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus and the Additional Disclosure Items.

(q)           Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) a violation of Regulation M. The Company shall notify the Manager of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(r)           The Company shall advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(s)           Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement that is filed solely to report sales of the Securities pursuant to this Agreement or any Alternative Equity Distribution Agreement or an amendment solely to add exhibits to the Registration Statement, (B) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and any debt securities of the Company), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act, (iv) the Securities are delivered to the Manager pursuant to a Terms Agreement, or (v) the Manager may reasonably request (the date of commencement of the offering of the Securities under this Agreement, the date of commencement of the offering of the Securities under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i) through (v) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith certificates signed by any two officers of the Company with the titles of chief executive officer, president, chief financial officer or chief accounting officer of the Company and two authorized signatories of the Adviser, as the case may be, dated and delivered as of the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(c) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 6(c) (modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to such date); provided that the obligations under this subsection (s) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any period that the Company has suspended the offering of Securities pursuant to Section 4(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(t)           At or promptly after each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager written opinions of Paul Hastings LLP, counsel to the Company (“Company Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company under this subsection (t) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(u)           At or promptly after each Representation Date, the Company shall furnish or cause to be furnished to the Manager forthwith certificates of the Secretary or Assistant Secretary of the Company and an authorized signatory of the Adviser, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(e) of this Agreement (modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to such date); provided that the obligations under this subsection (u) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(v)           At or promptly after each Representation Date, Ropes & Gray LLP (but, for the avoidance of doubt, not prior to the delivery of the initial Placement Notice under this Agreement), counsel to the Distribution Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this subsection (v) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(w)          At or promptly after each Representation Date (but, for the avoidance of doubt, not prior to the delivery of the initial Placement Notice under this Agreement), the Company shall cause the independent registered public accountants of the Company, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (w) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(x)           At or promptly after each Representation Date, the Company shall furnish to the Manager forthwith a certificate of the chief financial officer of the Company, dated as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate; provided that the obligation of the Company under this subsection (x) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(y)           In connection with each Representation Date, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation of the Company under this subsection (y) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to conduct a due diligence session at such time if it was not conducted at the last Representation Date). For the avoidance of doubt, the Distribution Manager shall be invited by the Company to participate in any due diligence session conducted pursuant to this subsection (y). The Company shall cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company counsel’s principal offices and (ii) during the Company’s ordinary business hours.

(z)           The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement.

(aa)         If to the knowledge of the Company, any condition set forth in Section 6(a) shall not have been satisfied, or any of the representations and warranties of the Company and the Adviser contained in this Agreement shall not be true and correct, on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Securities from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

(bb)         The Company agrees that on such dates as the Act shall require, the Company will file a prospectus supplement with the Commission pursuant to Rule 424 under the Act or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which is incorporated by reference into the Registration Statement, which prospectus supplement, Form 10-K or Form 10-Q, as applicable, will set forth the number of the Securities sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Securities pursuant to this Agreement during the relevant quarter.

(cc)         The Company agrees to ensure that prior to instructing the Manager to sell Securities the Company shall have obtained all necessary corporate authority for the offer and sale of such Securities.

(dd)         Each acceptance by the Company of an offer to purchase the Securities hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities).

SECTION 6.         Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Adviser on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company and the Adviser and of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor or pursuant to Section 8A of the Act initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Manager. All filings related to the offering of the Securities with the Commission required by Rule 497 or 424 under the Act, as applicable, shall have been made within the applicable time period prescribed for such filing under the Act.

(b)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company or the Adviser shall occur or become known and no transaction which is material and adverse to the Company or the Adviser (other than as referred to in the Registration Statement and Prospectus), shall have been entered into by the Company or the Adviser.

(c)           Each of the Company and the Adviser shall deliver to the Manager, at such times specified in Section 5(s) of this Agreement, a certificate signed by any two officers of the Company with the titles of chief executive officer, president, chief financial officer or chief accounting officer of the Company and two authorized signatories of the Adviser, as the case may be, to the effect that (i) the representations and warranties of the Company and the Adviser, as the case may be, as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company or the Adviser, as the case may be, has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) with respect to the certificate of the Company, the conditions set forth in paragraph (a) of Section 6 have been met, and with respect to the certificate of the Company and the Adviser, the conditions set forth in paragraph (b) of Section 6 have been met. The certificate of the Company shall also state that the Securities have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Securities has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(d)           The Company shall furnish to the Manager, at such times specified in Section 5(t) of this Agreement, opinions of Company Counsel, addressed to the Manager, and dated as of such date, and in form and substance reasonably satisfactory to the Manager.

(e)           The Manager shall have received, at such times specified in Section 5(u) of this Agreement, a certificate of the Secretary or Assistant Secretary of the Company and an authorized signatory of the Adviser, dated as of such date, and in form and substance reasonably satisfactory to the Manager.

(f)           The Manager shall have received, at such times specified in Section 5(v) of this Agreement, the favorable opinion of Ropes & Gray LLP, counsel to the Distribution Manager, dated as of such date, and in form and substance reasonably satisfactory to the Manager.

(g)           At such times specified in Section 5(w) of this Agreement, the Manager shall have received from the accountants of the Company letters dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

(h)           The Company shall furnish to the Manager, at such times specified in Section 5(x) of this Agreement, a certificate of the chief financial or chief accounting officer of the Company with respect to certain financial matters, dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

(i)           At such times specified in Section 5(y) of this Agreement and on such other dates as reasonably requested by the Manager, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company, and the Company shall use commercially reasonable efforts to provide Ropes & Gray LLP access to customary due diligence materials.

(j)           The Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

(k)           The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 7.         Indemnification.

(a)           (i) Indemnification of the Manager by the Company. The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its directors, officers, selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(A)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(B)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(C)           against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(ii) Indemnification of the Manager by the Adviser. The Adviser agrees to indemnify and hold harmless the Manager, its Affiliates, its directors, officers, selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(A)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning the Adviser;

(B)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission related to the Adviser or any such alleged untrue statement or omission related to the Adviser; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(C)           against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission related to the Adviser, or any such alleged untrue statement or omission related to the Adviser, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors, Officers, and Adviser. The Manager agrees to indemnify and hold harmless each of the Company, the Adviser, each of their directors and officers, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), which information consists of the name and address of the Manager set forth in the last paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)           Actions against Parties; Notification. Each indemnified party shall give written notice, which includes electronic communication, as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(d)           Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(i) (B) or 7(a)(ii)(B) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Acknowledgement by the Company and the Adviser. The Company and the Adviser also acknowledge and agree that (i) the purchase and sale of any Securities pursuant to this Agreement, including any discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager of such Securities, on the other hand, (ii) in connection with the offering of the Securities and the process leading to such transaction the Manager will act solely as a sales agent of the Company (unless provided otherwise pursuant to a Terms Agreement), (iii) the Manager will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or is currently advising the Company on other matters) and the Manager will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Manager and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Manager has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 8.         Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Manager on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser on the one hand and of the Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Adviser on the one hand and the Manager on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by the Manager pursuant to the Distribution Agreement and any Terms Agreement, in each case as determined as of the date of such Action referred to in Section 7(a) or (b), as applicable which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company and the Adviser on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it under this Agreement exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Manager’s Affiliates, directors, officers, and selling agents shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company or Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or Adviser, as the case may be.

Notwithstanding any other provision of Section 7 and this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

SECTION 9.         Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager or its Affiliates or selling agents, any person controlling the Manager, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.         Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Securities have been sold through the Manager for the Company, then Section 5(aa) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company and the Adviser, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Securities, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement.

SECTION 11.         Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Manager and the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.         Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to [•], with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq. Notices to the Company and the Adviser shall be directed to them at Kayne Anderson BDC, Inc., 717 Texas Avenue, Suite 2200, Houston, TX 77002, attention of Terry Hart; and a copy, which shall not constitute notice, to Paul Hastings LLP, 609 Main Street, Suite 2500, Houston, TX, Attention: Will Burns.

SECTION 13.         Parties. This Agreement shall each inure to the benefit of and be binding upon the Manager and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company and the Adviser and their respective successors and the controlling persons, officers, directors and other persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company and the Adviser and their respective successors, and said controlling persons, officers, directors and other persons referred to in Sections 7 and 8 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.         Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

SECTION 15.         Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Manager, the Company and the Adviser consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Adviser hereby consent to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. The Manager, the Company and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 16.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www. Docusign.com) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 17.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.         USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager to properly identify its clients.

SECTION 19.        Research Independence. In addition, the Company and the Adviser acknowledge that each Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company and the Adviser hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Adviser, as applicable, may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company and the Adviser acknowledge that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

SECTION 20.        Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend, reverse stock split or similar transaction effected with respect to the Securities.

SECTION 21.         Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Company, the Adviser and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser and the Manager. Alternatively, the execution of this Agreement by the Company and the Adviser and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

COMPANY:

Kayne Anderson BDC, Inc.

By:
Name:
Title:

ADVISER:

KA Credit Advisors, LLC

By:
Name:
Title:

[Signature Page to KBDC – Equity Distribution Agreement (ATM)]

ACCEPTED as of the date first above written

[•]

By:
Name:
Title:

[Signature Page to KBDC – Equity Distribution Agreement (ATM)]

Annex I

[FORM OF TERMS AGREEMENT]

Kayne Anderson BDC, Inc.,

[ ] Shares of Common Stock

(par value $0.001 per share)

TERMS AGREEMENT

[DATE]

[Insert Bank & Address]

Ladies and Gentlemen:

Kayne Anderson BDC, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [Month] [Day], [Year] (the “Equity Distribution Agreement”), by and among the Company, the Adviser (as defined therein) and [manager] (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Securities”)[, and to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery[ and any Option Closing Date], except that each representation and warranty in Section 2 and Section 3 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[ and] [,] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Manager, the Company and the Adviser.

Very truly yours,

COMPANY:

Kayne Anderson BDC, Inc.

By:
Name:
Title:

ADVISER:

KA Credit Advisors, LLC

By:
Name:
Title:

ACCEPTED as of the date first above written

[MANAGER]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Securities[ and Additional Securities]: Common Stock, par value $0.001 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price: By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery: Free delivery of the Securities to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered: The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) The accountants’ letter referred to in Section 5(w).

(2) The officers’ certificates referred to in Section 5(s).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The officers’ certificates referred to in Section 5(s).

(2)	The opinions referred to in Section 5(t).

(3)	The certificates referred to in Section 5(u).

(4)	The opinion referred to in Section 5(v).

(5)	The accountants’ letter referred to in Section 5(w).

(6)	The certificate referred to in Section 5(x).

(7)	Such other documents as the Manager shall reasonably request.

Schedule A

ALTERNATIVE MANAGERS

[•]

Schedule B

AUTHORIZED COMPANY REPRESENTATIVES

Douglas L. Goodwillie, Co-Chief Executive Officer and Co-Principal Executive Officer

Kenneth B. Leonard, Co-Chief Executive Officer and Co-Principal Executive Officer

Terry A. Hart, Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer

Michael J. O’Neil, Chief Compliance Officer and Secretary

Frank P. Karl, President

Andy Wedderburn-Maxwell, Senior Vice President

Schedule C

SUBSIDIARIES

Kayne Anderson BDC Financing, LLC

Kayne Anderson BDC Financing II, LLC

KABDC Corp, LLC

KABDC Corp II, LLC